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                                                              Exhibit 99




                          [WESTERN RESOURCES LOGO]



                   WESTERN RESOURCES SETS RECORD STRAIGHT

                          NO EMPLOYEE LAYOFFS TO
                 RESULT FROM WESTERN RESOURCES/KCPL MERGER


      TOPEKA, Kansas, April 25, 1996 -- Western Resources today reiterated its position of no employee layoffs as a result of a Western Resources/KCPL merger, originally proposed April 14.









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      In an April 15 merger filing with the Kansas Corporation Commission,

Western Resources outlined its plan to combine the two companies, including operational efficiencies and sound business practices designed to reduce

531 positions, not 531 people.

      "This is a clear distinction," said John E. Hayes, Jr., Western

Resources chairman of the board and chief executive officer. "Our plan to achieve cost savings is done entirely without employee layoffs. The synergies a Western Resources/KCPL combination provides allow that.

      "First, we are a growing company, offering job opportunities. Second,

as we go forward through a lengthy regulatory approval process, we will not fill all vacant positions. That's simply good business. In combination with our attrition rate of approximately two percent annually, we can continue to provide all the cost savings, customer rate reductions, and community benefits of a Western Resources/KCPL merger without layoffs."

      "We remain committed to our long-standing policy of no layoffs,"

Hayes said. "All Western Resources and KCPL employees will retain their career opportunities in a combined, growing company."

      Hayes said that no matter what others may try to say about what

Western Resources will do, he is committed to no layoffs. "There will be NO layoffs as a result of this merger," Hayes said.


















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      Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore. For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.


            SHARES OF KANSAS CITY POWER & LIGHT COMPANY ("KCPL")
    COMMON STOCK HELD BY WESTERN RESOURCES, INC. ("WESTERN RESOURCES"),
     ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF WESTERN RESOURCES AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND KCPL

         Western Resources may solicit
proxies against the KCPL/UtiliCorp United Inc. merger. The participants in this solicitation may include Western Resources, the directors of Western Resources (Frank J. Becker, Gene A. Budig, C.Q. Chandler, Thomas R. Clevenger, John C. Dicus, John E. Hayes, Jr., David H. Hughes, Russell W. Meyer, Jr., John H. Robinson, Louis W. Smith, Susan M. Stanton, Kenneth J. Wagnon and David C. Wittig), and the following executive officers and employees of Western Resources or its subsidiaries: Steven L. Kitchen (E.V.P. and C.F.O.), Carl M. Koupal, Jr. (E.V.P. and CAO), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James T. Clark (V.P.), William G. Eliason (V.P.), Thomas L. Grennan (V.P.), Richard
M. Haden (E.V.P.), Norman E. Jackson (E.V.P.), James A. Martin (V.P.), Hans
E. Mertens (V.P.), Carl A. Ricketts (V.P.), David E. Roth (V.P.), Mark A. Ruelle (V.P.), Edward H. Schaub (V.P.), Thomas E. Shea (Treasurer), Richard
D. Terrill (Secretary), William B. Moore (President, KGE), Steven A. Millstein (President, Westar Consumer), Rita A. Sharpe (V.P., Westar Business), Kenneth T. Wymore (President, Westar Business), C. Bob Cline (President, Westar Capital), Fred M. Bryan (President, KPL), Roderick S. Donovan (V.P., Westar Gas Marketing), Catherine A. Forbes, Hal L. Jensen, Lisa A. Walsh, Donald W. Bartling, Michael L. Faler, Clyde R. Hill, Leroy
P. Wages, David R. Phelps, Wayne Kitchen, Glen A. Scott, Jr., Kelly B. Harrison, Marcus J. Ramirez, Anita J. Hunt, Ira W. McKee, Jr., Michael D. Clark (Controller, Westar Business), Douglas J. Henry, Annette M. Beck, C.W. Underkofler, Carol E. Deason, James N. Wishart, Gregory M. Wright, Richard D. Kready, Michel' J. Philipp, Greg A. Greenwood, Carolyn A. Starkey, Bruce A. Akin, James J. Ludwig, Bruce R. Burns, Kelly D. Foley, Robin D. Brown, Rechell L. Smith,


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Shari L. Gentry, Gay V. Crawford, Susan K. Reese, Don W. Whitlock, Denise A
Schumaker, Duane D. Goertz, Robert J. Knott and Judith A. Wilt.

      As of April 19, 1996, Western Resources had no security holdings in KCPL. Robert L. Rives, a person who will solicit proxies, is the beneficial owner of 500 shares of common stock, no par value, of KCPL (the "KCPL Common Stock"). Western Resources director Susan M. Stanton serves as co-trustee of two trusts, which beneficially own 7,900 shares of KCPL Common Stock. No trading activity has occurred with respect to any of such stock during the last two years. Western Resources director C.Q. Chandler is Chairman of the board of directors of INTRUST Financial Corporation. INTRUST Bank, a subsidiary of INTRUST Financial Corporation, holds in ten trust accounts an aggregate of 5,468 shares of KCPL Common Stock. Wayne Kitchen is the beneficial owner of 400 shares of KCPL Common Stock.

      Other than as set forth, herein, as of the date of this news release, neither Western Resources nor any of its directors, executive officers or other representatives or employees of Western Resources, or other persons known to Western Resources, who may solicit proxies has any security holdings in KCPL. Western Resources disclaims beneficial ownership of any securities of KCPL held by any pension plan of Western Resources or by any affiliate of Western Resources.

      Although Salomon Brothers Inc, financial advisors to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning Salomon Brothers Inc, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Terence G. Kawaja (Vice President) and Anthony R. Whittemore (Associate), in each case of Salomon Brothers Inc, may assist Western Resources in such a solicitation. Salomon Brothers Inc engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon Brothers Inc may trade securities of KCPL for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 19, 1996, Salomon Brothers Inc did not hold any securities of KCPL.

      Except as disclosed above, to the knowledge of Western Resources, none of Western Resources, the directors or executive officers of Western Resources or the employees or other


















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representatives of Western Resources named above has any interest, direct or indirect, by security holdings or otherwise, in KCPL.

      A registration statement relating to the Western Resources securities referred to in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.